                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported: JANUARY 31, 2000

                              HYBRID NETWORKS, INC.
             (Exact name of registrant as specified in this charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                    0-23289                           77-02520931

         (Commission File Number)       (I.R.S. Employer Identification Number)

                  6409 GUADALUPE MINES ROAD, SAN JOSE, CA 95120
               (Address of principal executive offices) (Zip Code)

                                 (408) 323-6250
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS.

         HYBRID NETWORKS APPOINTS JAMES FLACH CHAIRMAN OF THE BOARD AND
                         MICHAEL GREENBAUM BOARD MEMBER

SAN JOSE, CA (January 31, 2000) - Hybrid Networks, Inc. (market designation:
HYBR), a pioneer in broadband access equipment, today announced the appointment of James R. Flach as chairman of the board of directors, and Michael D. Greenbaum as a member of the board of directors.

Mr. Flach has been a director of Hybrid since 1994, and has also served as Hybrid's chief executive officer on an interim basis. He is a partner in Accel Partners, a venture capital firm specializing in Internet and communications investments.

Mr. Greenbaum recently joined Hybrid as CEO. Previously, he was president and CEO of Continuity Solutions, a provider of customer interaction management solutions for e-commerce. Prior to that, he was vice president, marketing and sales for Netcom Online Communications, Inc.

Flach and Greenbaum replace Carl S. Ledbetter who has resigned as chairman and a member of the board of directors.

"We are sorry to lose Carl's help and appreciate his many years of dedicated service. Carl's vision of the wireless industry is being realized by the recent events in the broadband wireless market," said Mr. Flach.

ABOUT HYBRID NETWORKS
Hybrid Networks, Inc., based in San Jose, California is a broadband access equipment company that designs, develops, manufactures and markets wireless and cable systems that provide high speed access to the internet and corporate intranets for both businesses and consumers. Hybrid's customers include broadband wireless systems operators, cable operators and Internet Service Providers.

See Hybrid Networks Website at HTTP://WWW.HYBRID.COM. Or contact Hybrid investor relations at (408) 323-6215.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 01, 2000                   Hybrid Networks, Inc.


                                            By:
                                                 -----------------------------
                                                 Thara M. Edson
                                                 Vice President Finance and
                                                 Chief Financial Officer


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